UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 25, 2007

TERRESTAR CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33546	93-0976127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12010 Sunset Hills Road, 9th Floor Reston, VA		20190
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  703-483-7800

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into Material Definitive Agreement.

On September 19, 2007, TerreStar Networks Inc., (“TerreStar”), a majority-owned subsidiary of TerreStar Corporation (formerly Motient Corporation), signed a Statement of Work under the Master Development & Licensing Agreement (“Agreement”) entered into by TerreStar and Elektrobit, Inc. (“Elektrobit”) on August 10, 2007.  Under this Statement of Work, Elektrobit will assign a multi-disciplined engineering team to perform reference design and development programs, software development for satellite and terrestrial chipset integration, and provide reference design and production handsets.

Elektrobit is performing the work on a time and materials basis and the anticipated value of the contract is approximately $54 million over three years.  TerreStar can terminate the Agreement and the Statement of Work at any time during the Agreement by paying for the work completed plus an early termination fee.  TerreStar and Elektrobit will jointly own the technology developed under this Statement of Work.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRESTAR CORPORATION

By:	/s/ Jeffrey W. Epstein
Jeffrey W. Epstein
General Counsel and Secretary

Date:  September 25, 2007